Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

Amyris, Inc.

Emeryville, California

We hereby consent to the incorporation by reference in the Form S-8 of our report dated October 1, 2019, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Jose, California

October 8, 2019